EXHIBIT 1.1

2,300,000 Shares

Common Stock

($0.001 Par Value)

UNDERWRITING AGREEMENT

__________, 2003

UNDERWRITING AGREEMENT

__________ ___, 2003

SG Cowen Securities Corporation

SoundView Technology Corporation

As representatives of the several underwriters

named in Schedule A hereto

c/o SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

InterVideo, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 2,300,000 shares (the “Firm Shares”) of Common Stock, $0.001 par value (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 345,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below. As part of the offering contemplated by this Agreement, SG Cowen Securities Corporation (the “Designated Underwriter”) has agreed to reserve out of the Firm Shares purchased by it under this Agreement, up to __________ shares, for sale to the Company’s customers and business partners, including its employees, (collectively, “Participants”) as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Shares to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, (File No. 333-102851) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the Registration Statement, and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the Prospectus.

The Company and the Underwriters agree as follows:

1.    Sale and Purchase.    Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, in each case at a purchase price of $[__________] per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second business day1 after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

[1]	As used herein “business day” shall mean a day on which the New York Stock Exchange is open for trading.

2.    Payment and Delivery.    Payment of the purchase price for the Firm Shares shall be made to the Company by Federal (same-day) funds wire transfer, against delivery of the Firm Shares to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition to the obligations of each Underwriter hereunder. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [__________ ___], 2003 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Time of Purchase.” Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the Time of Purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least two full business days preceding the Time of Purchase.

Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition to the obligations of each Underwriter hereunder. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the business day preceding the Additional Time of Purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the Additional Time of Purchase.

3.    Representations and Warranties of the Company.    The Company represents and warrants to each of the Underwriters that:

(a)  there is no and the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting or threatening proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and when the Registration Statement became effective, the Registration Statement and the Prospectus complied in all material respects with the provisions of the Act, and the Registration Statement does not and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, and any amendments or supplements thereto, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any statutes, regulations, legal or governmental proceedings, contracts, leases or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed, and any such descriptions are accurate and complete in all material respects; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement, any Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement, a Preliminary Prospectus or the Prospectus; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectuses or the Prospectus;

(b)    as of the date of this Agreement (except for shares issued upon the exercise of stock options after __________ ___, 2003), the Company has the authorized and outstanding capitalization as set forth in the section of the Prospectus entitled “Capitalization” under the “Actual” column and, as of the Time of Purchase and the Additional Time of Purchase, as the case may be (following the filing of an amended and restated certificate of incorporation, as contemplated by the Prospectus), the Company shall have the authorized capitalization as set forth under the heading entitled “Pro Forma As Adjusted” in the section of the Prospectus entitled “Capitalization;” other than as described in the Prospectus, and, except for stock options granted under the Company’s 1998 Stock Option Plan, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Company are outstanding; all of the issued and outstanding shares of capital stock including Common Stock and Preferred Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, co-sale right, right of first refusal or similar right;

(c)    the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

(d)    the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”). The Company has no subsidiaries (as defined in Rule 405 of the rules and regulations under the Act) other than InterVideo Digital Technology Corp. (the “Significant Subsidiary”), InterVideo Japan, KK, InterVideo Digital Technology (Europe) b.v., InterVideo (BVI) Holding, Ltd. and InterVideo Digital Technology (Shenzhen) Co. Ltd. (collectively, including the Significant Subsidiary, the “Subsidiaries”); the Company owns 100% of the outstanding capital stock of each of the Subsidiaries other than a de minimis number of shares held by directors, employees or former employees of the Subsidiaries for the purposes of qualifying under local laws and other than the outstanding capital stock of InterVideo Digital Technology (Shenzhen)

Co. Ltd. which is 100% owned by InterVideo (BVI) Holding, Ltd.; other than the Subsidiaries and the Company’s ownership of shares of Streaming 21, Inc. and Ambow Corporation, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the charter documents, certificates or articles of incorporation and of the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the Time of Purchase or, if later, the Additional Time of Purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(d)) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(e)    the Company and each of its Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by each jurisdiction applicable to it, except where non-compliance will not singly or in the aggregate result in a Material Adverse Effect;

(f)    the agreement and plan of merger dated as of May 3, 2002 (the “Reincorporation Agreement”) entered into by the Company in connection with the merger of InterVideo, Inc., a California corporation (the “California Corporation”), with and into the Company (the “Reincorporation”) was duly and validly authorized, executed and delivered by the Company, and at the time of execution and filing constituted a valid and binding obligation of each of the Company and the California Corporation, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally, or by general equitable principles. The Reincorporation has been validly effected in accordance with the laws of the states of California and Delaware;

(g)    neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its respective charter or bylaws or (ii) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties is bound, except in the case of (ii) above for breaches and defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, violate, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (A) any provisions of the charter or bylaws, of the Company or any Subsidiary or (B) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except in the case of (B) and (C) for breaches and defaults that would not have a Material Adverse Effect;

(h)    this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity may be limited by applicable federal or state securities laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally, or by general equitable principles;

(i)    the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;

(j)    the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable;

(k)    no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”). No approval, authorization, consent or order of or filing with any foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the portion of the Shares that are being sold pursuant to the directed share program other than filings which have been made or will be made in the applicable time period;

(l)    no person has any right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company that is triggered by the issue and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof;

(m)    KPMG LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act; and TN Soong & Co., an Associate Member Firm of Deloitte Touche Tohmatsu effective April 22, 2002 (formerly a Member Firm of Andersen Worldwide, S.C.) (“TN Soong & Co.”), whose report on the financial statements of the Audio/Video Products Division of Formosoft International Inc. is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act;

(n)    each of the Company and its Subsidiaries has all necessary licenses, authorizations, permits, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except for such licenses, authorizations, permits, consents, approvals or filings that, if not obtained or made, would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, permit, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received notification of any revocation or modification of any such license, authorization, permit, consent or approval and has no reason to believe that any such license, authorization, permit, consent or approval will not be renewed, which revocation, modification or non-renewal would have a Material Adverse Effect;

(o)    except in each case as described in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries or any of their respective officers is a party or of which any of their respective properties or assets is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would result in a judgment, decree or order having a Material Adverse Effect or prevent or adversely affect the ability of the Company to consummate the transactions contemplated hereby;

(p)    the audited financial statements and summary consolidated financial data included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; the financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the audited financial statements and summary consolidated financial data included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Audio/Video Products

Division of Formosoft International Inc. as of the dates indicated and the consolidated results of operations and cash flows of the Audio/Video Products Division of Formosoft International Inc. for the periods specified; the financial statements of the Audio/Video Products Division of Formosoft International Inc. have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

(q)    subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development which is likely to cause a material adverse change, in the business, general affairs, management, stockholders’ equity, results of operations, properties or assets described or referred to in the Registration Statement and the Prospectus, or the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries taken as a whole, (ii) any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (iii) any transaction which is material to the Company or its Subsidiaries taken as a whole and is required to be described, disclosed or referred to in the Registration Statement or the Prospectus, (iv) any obligation, direct or contingent, which is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or its Subsidiaries and is required to be described, disclosed or referred to in the Registration Statement or the Prospectus, (v) any change in the capital stock (other than upon the issuance of stock options under the Company’s 1998 Stock Option Plan or exercise of outstanding stock options) or outstanding indebtedness of the Company or its Subsidiaries, except the incurrence or discharge of short-term indebtedness or trade payables in the ordinary course of business consistent with past practices or (vi) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(r)    during the six months prior to the date hereof, neither the Company nor any person acting on behalf of the Company has offered or sold to any person any capital stock of the Company, other than (i) the Shares, (ii) options to purchase shares of Common Stock or Common Stock issued upon the exercise of outstanding stock options, or (iii) under restrictions and other circumstances so as to ensure that such offers or sales do not become integrated into the offer and sale of the Shares;

(s)    the Company has obtained the agreement (in the form approved by you) (the “Lock-Up Agreements”) of each of its directors, officers, optionholders and holders of at least [___]% of its outstanding Common Stock and Preferred Stock (on an as converted basis) not to sell, offer to sell, contract to sell, hypothecate, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 180 days after the date of the Prospectus. Any remaining shares not subject to the Lock-Up Agreements are subject to embedded lock-ups substantially similar to the Lock-up Agreements and the Company has imposed stop transfer instructions with respect to such shares and will not cancel such stop transfer instructions prior to the end of the 180 day period without the prior written consent of SG Cowen Securities Corporation;

(t)    neither the Company nor any of its Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u)    the Company and its Subsidiaries have good and marketable title to all property (real and personal) described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances or defects except such as are described in the Prospectus and except as would not individually or in the aggregate have a Material Adverse Effect. All the property being held under lease by the Company and its Subsidiaries is held thereby under valid, subsisting and enforceable leases, except where the failure to so hold such lease would not have a Material Adverse Effect;

(v)    the Company and its Subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which they are engaged. All policies of insurance insuring the Company, the Subsidiaries or any of their businesses, material assets, employees, officers and directors are in full force and effect, and each of the Company and each of its Subsidiaries is in compliance with the terms of such policies, except where the failure to be in compliance would not have a Material Adverse Effect. There are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(w)    the Company has received the written consent to the use of all statistical and market-related data included in the Prospectus from appropriate sources to the extent required;

(x)    except as described in the Prospectus, the Company owns or has obtained licenses (which licenses are enforceable against the Company and, to the Company’s knowledge, the other parties thereto) for the patents, patent applications, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, mask work rights, trade names, copyrights, and other rights (collectively, the “Intellectual Property”) described in the Prospectus as being owned or used by or licensed to the Company or its Subsidiaries. Except for matters relating to third parties expressly identified and named under the captions in the Prospectus entitled “Risk factors—Risks Related to our Business—We have received notices of claims, and may receive additional notices of claims in the future, regarding the alleged infringement of third parties’ intellectual property rights that may result in restrictions or prohibitions on the sale of our products and cause us to pay license fees and damages” or “Business—Intellectual Property” (together, the “Intellectual Property Sections”), the Company and its Subsidiaries own or have obtained licenses, or can acquire licenses on reasonable terms that will not have a Material Adverse Effect, all Intellectual Property necessary for the conduct of their respective businesses as currently conducted or proposed to be conducted as described in the Prospectus. Each employee of and consultant to the Company and its Subsidiaries has entered into a confidentiality and invention assignment agreement in favor of the Company or the related Subsidiary as a condition of his or her employment or retention in service, except where failure to enter into such an agreement will not have a Material Adverse Effect. Except for matters relating to third parties expressly identified and named under the Intellectual Property Sections of the Prospectus: (i) to the Company’s knowledge, there are no rights of third parties to any Intellectual Property owned by or licensed to the Company or its Subsidiaries that conflict with the rights of the Company or its Subsidiaries related to such Intellectual Property that would have a Material Adverse Effect; (ii) there is no infringement by third parties of any Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries that would have a Material Adverse Effect; (iii) other than in connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the Company’s patent applications, to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property that would have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) other than in connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the Company’s patent applications, to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned by or licensed to the Company or its Subsidiaries that would have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary rights of others, and there are no facts which would form a reasonable basis for any action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary rights of others that would have a Material Adverse Effect; and (vi) to the Company’s knowledge there is no patent or patent application which contains claims that interfere with any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of its Subsidiaries or that is necessary for the conduct of their respective businesses as currently or contemplated to be conducted that would have a Material Adverse Effect;

(y)    neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which violation individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(z)    the Company and the Subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) records (including sales contracts) are kept in accordance with management’s general or specific authorization and true and accurate copies are provided to the Company’s independent auditors; (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iv) access to assets is permitted only in accordance with management’s general or specific authorization; and (v) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(aa)    each of the Company and its Subsidiaries has filed all federal, state, local and foreign tax returns and tax forms required to be filed, except where failure to so file would not have a Material Adverse Effect. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company and each of its Subsidiaries with respect to employees have been made, except where failure to make such withholdings would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and each of its Subsidiaries in respect of any tax liability for any year not finally determined are, in management’s determination, adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or any of its Subsidiaries which individually or in the aggregate could have a Material Adverse Effect;

(bb)    no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent which would have a Material Adverse Effect; the Company is not aware that any key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate employment with the Company or any such Subsidiary;

(cc)    no “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 403(b) of ERISA (other than events with respect to which the 30-day notice requirements under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan”; and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the

Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification;

(dd)    the minute books of the Company and each of its Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the directors and shareholders of the Company and each of its Subsidiaries since the time of their respective incorporations through the date of the latest meeting or action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes;

(ee)    no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described;

(ff)    neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(gg)    no forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(hh)    immediately after the Time of Purchase, no shares of preferred stock of the Company shall be issued and outstanding, and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of preferred stock of the Company;

(ii)    the Company is in compliance with the currently-effective provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof as if such act currently applied to the Company; and the Company will be at the Time of Purchase and any Additional Time of Purchase in compliance with the then effective provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof; and

(jj)    the Company has not offered, or caused the Underwriters to offer, any Firm Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or business partner of the Company to alter the customer’s or business partner’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

In addition, any certificate signed by any executive officer of the Company delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.    Certain Covenants of the Company.    The Company hereby agrees:

(a)    to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation (unless it is already so qualified) or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)    to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)    to advise you promptly and (if requested by you) to confirm such advice in writing, (i) if Rule 430A under the Act is not used, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

(d)    to advise you promptly, and (if requested by you) to confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

(e)    to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission and otherwise take all actions in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the shares;

(f)    if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g)    to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange or authorized quotation system on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or any of its Subsidiaries, in each case as soon as such communications, documents or information becomes available;

(h)    to advise the Underwriters promptly of the happening of any event known to the Company prior to the expiration of nine months after the effective date of the Registration Statement when a prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(i)    to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after such effective date;

(j)    to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

(k)    to furnish to you three (3) signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(l)    to furnish to you as early as practicable prior to the Time of Purchase and the Additional Time of Purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been reviewed by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

(m)    to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(n)    to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(o)    not to issue, sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of capital stock or securities convertible into or exchangeable or exercisable for capital stock or warrants or other rights to purchase capital stock or any other securities of the Company that are substantially similar to capital stock or permit the registration under the Act of any shares of capital stock, without the prior written consent of SG Cowen Securities Corporation, except (i) for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) except for issuances of Common Stock or options to purchase Common Stock pursuant to employee benefit plans described in the Prospectus for a period of 180 days after the date hereof and (iii) in connection with any acquisition of, or merger with, another company or the acquisition of any assets of another company; provided, however, that with respect to (iii), any such acquisition or merger involves an amount of the Company’s securities that is less than or equal to five percent (5%) of the Company’s outstanding share capital, which shall be measured at the time a definitive agreement is signed in connection with such acquisition, merger or strategic transaction; and provided, further, that it shall be a condition to the closing of any such transaction that any person or entity who becomes a holder of the Company’s Common Stock or any securities substantially similar to the Common Stock, including but not limited to any securities convertible into or exchangeable for, or that represents the right to receive Common Stock or any such securities, shall execute a Lock-Up Agreement;

(p)    to use its best efforts to cause the Common Stock to be included for quotation on the Nasdaq National Market;

(q)    to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Shares, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq Stock Market and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the NASD, including reasonable attorneys’ fees related thereto, and (vii) the performance of the Company’s other obligations hereunder;

(r)    prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives of the Underwriters are notified), without the prior written consent of SG Cowen Securities Corporation, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law;

(s)    not to waive any lock-up provisions in any agreements it has with Dell without the prior written consent of SG Cowen Securities Corporation;

(t)    the Company shall at all times comply in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 in effect from time to time, and all rules and regulations promulgated thereunder or implementing the provisions thereof; and

(u)    in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the date of the effectiveness of the Registration Statement; the Designated Underwriter will notify the Company as to which Participants will need to be so restricted, and the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

5.    Reimbursement of Underwriters’ Expenses.    If the Shares are not delivered for any reason other than the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(q) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6.    Conditions of Underwriters’ Obligations.    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Time of Purchase (and the several obligations of the Underwriters at the Additional Time of Purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Time of Purchase (unless previously waived) and at the Additional Time of Purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    The Company shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, a written opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to O’Melveny & Myers LLP, counsel for the Underwriters, stating that:

(i)    the Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus (and any supplement thereto), to execute and deliver the Underwriting Agreement and to issue, sell and deliver the Shares as therein contemplated;

(ii)    the Company is duly qualified to transact business in the states of Delaware and California;

(iii)    the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Company has corporate power and authority to enter into the Underwriting Agreement and authorize, issue and sell the Shares as contemplated by the Underwriting Agreement;

(iv)    the authorized, issued and outstanding capital stock as of March 31, 2003 was as set forth under the “Actual” column under heading “Capitalization” in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and to our knowledge are fully paid and non-assessable, and conform to the description thereof contained in the Prospectus;

(v)    to our knowledge, except as described in the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into, or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of a similar character in writing obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of such stock. The stockholders of the Company have no preemptive rights pursuant to the Company’s charter or bylaws. All shares of capital stock of the Company issued since December 31, 2001 have been issued in compliance with federal securities laws;

(vi)    the Shares to be sold by the Company have been duly authorized, and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

(vii)    the Shares, when issued, will, to our knowledge, be free of contractual preemptive rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and conform in all material respects to the requirements of the Delaware General Corporation Law;

(viii)    we do not know of any legal or governmental proceedings pending or overtly threatened in writing against the Company, or to which the Company is a party or of which any property of the Company is the subject which are required to be described in the Prospectus that are not so described;

(ix)    the statements set forth under the caption “Description of capital stock” in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions in all material respects; the statements set forth under the captions “Risk factors—Risks Related to our Business—We have received notices of claims, and may receive additional notices of claims in the future, regarding the alleged infringement of third parties’ intellectual property rights that may result in restrictions or prohibitions on the sale of our products and cause us to pay license fees and damages” (solely with respect to statements relating to the license agreement with MPEG LA and the settlement agreement with Dell); “Risk Factors—Risks Relating to this Offering—We have implemented anti-takeover provisions that could discourage a third party from acquiring us and consequently decrease the market value of your investment;” “Business—Intellectual Property” (solely with respect to statements relating to the license agreement with MPEG LA and the settlement agreement with Dell); “—Legal Proceedings;” “Management—Executive Compensation—1998 Stock Option Plan;” “—2003 Stock Option Plan;” “—2003 Employee Stock Purchase Plan;” “Related Party Transactions;” “Shares eligible for future sale” and “Underwriting” (to the extent it is a description of this Agreement) in the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, have been reviewed by us, are correct in all material respects and fairly summarize the matters referred to therein to the extent required by the Act;

(x)    other than as set forth in the Prospectus or expressly waived in writing, there are no contracts, agreements or understandings known to us between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement;

(xi)    the Registration Statement and all post-effective amendments, if any, were declared effective under the Act and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to our knowledge, are contemplated under the Act;

(xii)    no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority, agency or court is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

(xiii)    the execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of or constitute a default under), any provisions of the charter or bylaws of the Company or under any agreement or instrument filed as an exhibit to the Registration Statement pursuant to Item 601 of Regulation S-K to which the Company is a party or by which the Company is bound, or under any statute, regulation or rule or any decree, judgment or order known to us to be customarily applicable to the Company and transactions of this nature;

(xiv)    we do not know of any contracts, licenses, agreements, leases or documents of a character required to be filed as exhibits to the Registration Statement which are not described or filed as required;

(xv)    the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(xvi)    the Shares have been approved for quotation on the Nasdaq National Market upon issuance as contemplated by the Underwriting Agreement;

(xvii)    the execution and delivery of the Agreement and Plan of Merger (the “Merger Agreement”), dated May 3, 2002 between the Company and InterVideo, Inc., a California corporation (the “California Corporation”), effecting the reincorporation of the California Corporation under the laws of the State of Delaware, was duly authorized by all necessary corporate action on the part of each of the California Corporation and the Company; and

(xviii)    each of the California Corporation and the Company had all corporate power and authority necessary to execute and file the Certificate of Ownership and Merger with the Secretary of State of the State of California and the Secretary of State of the State of Delaware and to consummate the merger of the California Corporation with and into the Company contemplated by the Merger Agreement, and the Merger Agreement at the time of execution and immediately prior to the effectiveness of the Merger constituted a valid and binding obligation of each of the California Corporation and the Company, subject to the effect of (x) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or other similar federal or state laws affecting the rights of creditors and (y) general principles of equity.

In addition, such counsel shall state that it has participated in conferences with certain officers and other representatives of the Company, its intellectual property counsel, the Representatives, counsel for the Underwriters and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel shall state that, although it does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus except for those referred to in paragraph (x) above, no facts have come to its attention that have caused it to believe that, (i) as of its effective date and as of the date hereof, the Registration Statement or any amendment thereto (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) as of its issue date or as of the date hereof, the Prospectus or any amendment or supplement thereto (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such counsel shall confirm that each of the Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which it need express no belief) as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

In rendering such opinion, such counsel may state that their opinion is limited to the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of California.

(b)    The Company shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, (i) an opinion of Coudert Brothers LLP in the form set forth in Annex A attached hereto, (ii) an opinion of Knobbe Martens, Olson and Bear in the form set forth in Annex B attached hereto and (iii) an opinion of Reed Smith Crosby & Heafey in the form set forth in Annex C attached hereto, each special counsel for the Company on certain intellectual property matters, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters.

(c)    The Company shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, a written opinion of Lee and Li, counsel for the Significant Subsidiary, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to O’Melveny & Myers LLP, counsel for the Underwriters, stating that:

(i)    the Significant Subsidiary is duly incorporated and is validly existing as a corporation under the law of the Republic of China (“ROC”), with corporate power and authority to own, lease and operate its properties and conduct its business in accordance with its Articles of Incorporation;

(ii)    the Significant Subsidiary is duly qualified to transact business in the ROC to the extent permissible under its Articles of Incorporation;

(iii)    we do not know of any legal or governmental proceedings pending or threatened against the Significant Subsidiary, or to which the Significant Subsidiary is a party or of which any property of the Significant Subsidiary is the subject which are required to be described in the Prospectus that are not so described;

(iv)    the paid-in capital of the Significant Subsidiary is NT$62,000,000; all of the shares of the Significant Subsidiary are owned by the Company and the Significant Subsidiary has never issued share certificates to its shareholders; according to the written confirmation of the shareholder, there is no security interest, encumbrance or adverse claim on its shareholding of the Significant Subsidiary; to our knowledge, no options, warrants or other rights to purchase, no agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiary are outstanding; and

(v)    the execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of or constitute a default under), any provisions of the Articles of Incorporation of the Significant Subsidiary or under any material agreement or instrument to which the Significant Subsidiary is a party or by which the Significant Subsidiary is bound, or under any statute, regulation or rule or any decree, judgment or order known to us and applicable to the Significant Subsidiary or any of its properties.

(d)    You shall have received from KPMG LLP, letters dated, respectively, the date of this Agreement and the Time of Purchase and Additional Time of Purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by SG Cowen Securities Corporation; and you shall have received from TN Soong & Co., letters dated, respectively, the date of this Agreement and the Time of Purchase and Additional Time of Purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by SG Cowen Securities Corporation.

(e)    The Company shall have complied with the provisions of Section 4(b) hereof with respect to the furnishing of copies of the Prospectus as soon as practicable after the Registration Statement becomes effective.

(f)    You shall have received at the Time of Purchase and at the Additional Time of Purchase, as the case may be, the favorable opinion of O’Melveny & Myers LLP, counsel for the Underwriters, dated the Time of Purchase or the Additional Time of Purchase, as the case may be, as to the matters referred to in subparagraphs (iii), (vi), and (xii) of paragraph (a) of this Section 6.

In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data derived therefrom included in the Registration Statement or Prospectus).

(g)    No amendment or supplement to the Registration Statement or Prospectus shall have been filed prior to the time the Registration Statement becomes effective to which you had objected in writing.

(h)    The Registration Statement shall have become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the second full business day after the date of this Agreement); provided, however, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

(i)    Prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated or threatened under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j)    Since the date of the latest audited financial statements included in the Prospectus (i) no material adverse change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business or condition of the Company and its Subsidiaries taken as a whole shall occur or become known, (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company or any of its Subsidiaries and (iii) neither the Company nor any Subsidiary shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its Subsidiaries, except as set forth in the Prospectus, the effect of which makes it, in the judgment of SG Cowen, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(k)    The Company will, at the Time of Purchase or Additional Time of Purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, (ii) the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase and at or before the Additional Time of Purchase, as the case may be, (iii) the conditions set forth in paragraphs (h) and (i) of this Section 6 have been met, (iv) that subsequent to the date of the Company’s most recent financial statements included in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its Subsidiaries, or any change, or any development including a prospective change, in or affecting the business, general affairs, management, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, except as set forth in the Prospectus, and (v) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

(l)    You shall have received the Lock-Up Agreements, dated the date of this Agreement, from each of the directors, officers, optionholders and holders of at least 98.86% of the Company’s outstanding Common Stock and Preferred Stock (on an as converted basis) to the effect that such persons shall not sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of SG Cowen Securities Corporation. Any remaining shares will have stop transfer instructions imposed on them until the end of the 180-day period which stop transfer instructions may not be canceled without the prior written consent of SG Cowen Securities Corporation.

(m)    The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Time of Purchase and the Additional Time of Purchase, as the case may be, as you may reasonably request.

(n)    The Shares shall have been approved for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the Time of Purchase or the Additional Time of Purchase, as the case may be.

(o)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares.

(p)    Between the time of execution of this Agreement and the Time of Purchase or Additional Time of Purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as that term is defined in Rule 436(g)(2) under the Act.

7.    Effective Date of Agreement; Termination.    This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has been any material adverse change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business or condition of the Company and its Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares; or (ii) there shall have occurred any downgrading, or any notice shall have been given of (x) any intended or potential downgrading or (y) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as that term is defined in Rule 436(g)(2) under the Act; or (iii) if, at any time prior to the Time of Purchase or, with respect to the purchase of any Additional Shares, the Additional Time of Purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, or if a banking moratorium shall have been declared either by U. S. Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; or (iv) if the United States shall have declared war in accordance with its constitutional processes, or if the United States shall have declared a state of national emergency or there shall have occurred any material outbreak or escalation of hostilities involving the United States; or (v) if such other national or international calamity or crisis or material adverse change in general economic, political or financial conditions shall have occurred (or the effect of international conditions on the financial markets in the United States shall be such) or if the United States shall have become subject to an act of terrorism, that makes it, in your judgment or in the judgment of such group of Underwriters, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter, facsimile or email.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(q), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.    Increase in Underwriters’ Commitments.    Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that the Company will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding seven business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the seven business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter except for the expenses to be borne by the Company pursuant to Section 4 (q) above and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.    Indemnity and Contribution.

(a)    The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or (ii) arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except, in each case, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus (which information the parties hereto agree is limited to the Underwriters’ Information as defined in Section 16) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with the Underwriters’ Information required to be stated in such Registration Statement or such Prospectus or necessary to make the Underwriters’ Information not misleading; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented) was timely furnished by the Company to such Underwriter and the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, damage, expense, liability or claim.

The Company shall indemnify and hold harmless the Designated Underwriter and its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the “Designated Underwriter Indemnified Parties” and each a “Designated Underwriter Indemnified Party”) against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) to which, jointly or severally, that Designated Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, (ii) the omission or alleged omission to state in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iv) any other loss, damage, expense, liability or claim in respect of, related to, arising out of, or in connection with the Directed Share Program, other than such losses, damages, expenses, liabilities or claims that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Underwriter.

This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter or other indemnified party under this Section 9(a).

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise unless the Company is materially prejudiced thereby but only to the extent of such prejudice. Such Underwriter or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case if the indemnified party or parties notify the Company in writing that it (or they) elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume or direct the defense of such action on behalf of such indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (which shall be chosen by SG Cowen Securities Corporation if the Underwriters are the indemnified parties) (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second paragraph of this Section 9(a), then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, damages, liabilities or claims arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

(b)    Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, the Company or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact made in reliance on, contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by or on behalf of any post-effective amendment thereof by the Company) or in the Prospectus (which information the parties hereto agree is limited to the Underwriter’s Information), or arises out of or is based upon any omission or alleged omission to state a material fact in connection with the Underwriters’ Information required to be stated in such Registration Statement or Prospectus or necessary to make the Underwriters’ Information not misleading. This indemnity agreement is not exclusive and will be in addition to any liability which any Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company or other indemnified party under this Section 9(b).

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter, from any liability which such Underwriter may have to the Company or any such person or otherwise unless such Underwriter is materially prejudiced thereby but only to the extent of such prejudice. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case if the indemnified party or parties notify such Underwriter in writing that it (or they) elects to employ separate counsel at the expense of such Underwriter, such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter, but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)    If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters (which information supplied by the Underwriters the parties hereto agree is limited to the Underwriter’s Information) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

(d)    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)    The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

10.    Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to SG Cowen Securities, 1221 Avenue of the Americas, New York, N.Y. 10020, Attention: General Counsel and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 47350 Fremont Blvd., Fremont, CA 94538, Attention: Chief Financial Officer.

11.    Governing Law; Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.    Submission to Jurisdiction.    Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against SG Cowen Securities Corporation or any indemnified party. Each of SG Cowen Securities Corporation and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14.    Counterparts.    This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

15.    Successors and Assigns.    This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

16.    Underwriter’s Information.    The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the table under the first paragraph, the last sentence of paragraph 8, and in paragraphs 3, 12 and 13 in the Prospectus under “Underwriting”.

17.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

INTERVIDEO, INC.

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

SG COWEN SECURITIES CORPORATION

SOUNDVIEW TECHNOLOGY CORPORATION

Acting on their own behalf and

as Representatives of the other

several Underwriters named in Schedule A

By:   SG COWEN SECURITIES CORPORATION

By:
Name: [William B. Buchanan, Jr.]
Title: [Head of Equity Capital Markets]

By:   SOUNDVIEW TECHNOLOGY CORPORATION

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
SG COWEN SECURITIES CORPORATION	[	]
SOUNDVIEW TECHNOLOGY CORPORATION	[	]

Total	[	]

ANNEX A

Opinion of Patent Counsel

Coudert Brothers LLP shall state that they served as special counsel to the Company with respect to patents and proprietary rights, and shall opine that:

On behalf of the Company, we have prepared and filed ten patent applications in the United States and twelve patent applications internationally, each of which is listed on Exhibit A hereto (the “Coudert-filed Patents”).

1.    To the best of our knowledge, all of the inventors’ rights in the Coudert-filed Patents have been assigned to the Company. Nothing has come to our attention that there is any claim of any party other than the Company to any ownership interest or lien with respect to any of the Coudert-filed Patents.

2.    To the best of our knowledge, (a) there are no governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company and (b) no such proceedings are threatened by governmental authorities.

3.    We have no knowledge of any facts which would preclude the Company from having clear title to the Coudert-filed Patent.

4.    We are not aware of any material fact with respect to the Coudert-filed Patents that (a) would preclude the issuance of patents with respect to such applications or (b) would lead us to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

5.    Nothing has come to our attention that causes us to believe that the statements in the Registration Statement and the Prospectus under the captions “Risk Factors—RISKS RELATED TO OUR BUSINESS—We have received notices of claims, and may receive additional notices of claims in the future, regarding the alleged infringement of third parties’ intellectual property rights that may result in restrictions or prohibitions on the sale of our products and cause us to pay license fees and damages” (other than the last paragraph thereof, for which we provide no confirmation) and in the third and fourth paragraphs of “Business—INTELLECTUAL PROPERTY”, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the above-identified portions of the Prospectus or any supplement thereto, at the date of such Prospectus or supplement contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make therein, in light of the circumstances under which they were made, not misleading.

ANNEX B

Opinion of Patent Counsel

Knobbe Martens, Olson and Bear, LLP shall state that they served as special counsel to the Company with respect to patents and proprietary rights, and shall opine that:

1.    The patent applications listed on listed in Exhibit A hereto (the “Applications”), have been filed on behalf of the Company by Counsel and Counsel has not represented the Company with respect to any other patents or patent applications. To Counsel’s actual knowledge and belief, there is no claim of any party other than the Company to any ownership interest or lien with respect to the Applications.

2.    To Counsel’s actual knowledge and belief, (a) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company and (b) no such proceedings are threatened or contemplated by governmental authorities.

3.    Counsel does not know of any contracts or other documents, relating to the Applications of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus, that are not filed or described as required.

4.    Counsel has no actual knowledge of any facts which would preclude the Company from having clear title to the Applications.

5.    In rendering this opinion, Counsel has relied on certain factual representations of the Company and Counsel has not independently verified the accuracy and completeness of such representations. As Counsel’s representation of the Company has been limited to the filing of the Applications, Counsel cannot opine on the accuracy or completeness of the statements in the Registration Statement and the Prospectus; however, nothing has come to such Counsel’s attention that causes them to believe that the statements in the Registration Statement and the Prospectus under the captions “Risk Factors—RISKS RELATED TO OUR BUSINESS—We have received notices of claims, and may receive additional notices of claims in the future, regarding the alleged infringement of third parties’ intellectual property rights that may result in restrictions or prohibitions on the sale of our products and cause us to pay license fees and damages” (other than the last paragraph thereof, for which we provide no confirmation) and in the third and fourth paragraphs of “Business—INTELLECTUAL PROPERTY”, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the above-identified portions of the Prospectus, at the date of such Prospectus contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make therein, in light of the circumstances under which they were made, not misleading. Counsel has not been requested to nor has Counsel performed any clearance searches for the Company. Counsel has not been requested to nor has Counsel performed any investigation into any ownership issues with relation to the Applications for the Company.

In rendering this opinion, Counsel has relied on certain factual representations of the Company and Counsel has not independently verified the accuracy and completeness of such representations. As Counsel’s representation of the Company has been limited to the filing of the Applications, Counsel cannot opine on the accuracy or completeness of the statements in the Registration Statement and the Prospectus. Counsel has not been requested to nor has Counsel performed any clearance searches for the Company. Counsel has not been requested to nor has Counsel performed any investigation into any ownership issues with relation to the Applications for the Company.

ANNEX C

Opinion of Patent Counsel

Reed, Smith, Crosby & Heafey shall state that they served as special counsel to the Company with respect to patents and proprietary rights, and shall opine that:

1.    We have filed on behalf and in the name of the Company with the United States Patent and Trademark Office (“USPTO”) the patent applications listed on the attached Exhibit A to this letter (the “Applications”) and we have not represented the Company with respect to any other patents or patent applications. To the best of our knowledge, written assignments to the Applications have been executed and delivered by all named inventors, and the assignments have been recorded as noted in Exhibit A with the USPTO. To the best of our knowledge, there are no claims of third parties to any ownership interest in or lien on any of the Applications.

2.    We have acted as special counsel to the Company for the matters listed in Exhibits A and B only. To the best of our knowledge, the statements in the Registration Statement and the Prospectus under the captions “Risk Factors—RISKS RELATED TO OUR BUSINESS—We have received notices of claims, and may receive additional notices of claims in the future, regarding the alleged infringement of third parties’ intellectual property rights that may result in restrictions or prohibitions on the sale of our products and cause us to pay license fees and damages” (other than the last two paragraphs thereof, for which we provide no confirmation) and in the third and fourth paragraphs of “Business—INTELLECTUAL PROPERTY”, taken together with the statements in attached Exhibit B, are accurate and complete summaries of the matters described in such sections.

3.    Nothing has come to our attention that causes us to believe that the above-identified portions of the Registration Statement at the time such Registration Statement became effective, taken together with the statements in attached Exhibit B, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the above-identified portions of the Prospectus, at the date of such Prospectus, taken together with the statements in attached Exhibit B contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make therein, in light of the circumstances under which they were made, not misleading.

4.    To the best of our knowledge, there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company. Except as noted in the Registration Statement, the Prospectus, and the attached Exhibit B, to the best of our knowledge, there are no other threatened or contemplated proceedings.

5.    We are not aware of any infringement by third-parties of any of the Company’s patents, trade secrets, trademarks, service marks or other proprietary information or materials.

6.    We are not aware of any reason that would preclude the Applications from issuing as patents, or any reason that any patents, if and when issued by the USPTO, would not be valid and enforceable.